Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Taronis Technologies, Inc. and Subsidiaries (f/k/a MagneGas Corporation and also f/k/a MagneGas Applied Technology Solutions, Inc.) and in the Form S-3 File No. 333-228043, File No. 333-229560, File No. 333-212879, File No. 333-207928, File No. 333-219175 and File No. 333-230854 and in the Form S-8 File No. 333-220629, File No. 333-229538 and File No. 333-224352, of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated April 12, 2019 except for Note 5, as to which the date is January 30, 2020, with respect to our audits of the consolidated financial statements of Taronis Technologies, Inc. and Subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017, which report is included in this Current Report on Form 8-K of Taronis Technologies, Inc. and Subsidiaries.

/s/ Marcum LLP

Marcum LLP

New York, NY

January 30, 2020